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                                                                      EXHIBIT 23


                         [BDO SEIDMAN, LLP LETTERHEAD]


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Xeta Corporation
Tulsa, Oklahoma

We hereby consent to inclusion in this Current Report on Form 8-K/A and to incorporation by reference in the Registration Statement on Form S-8 (No. 33-62173) of Xeta Corporation of our report dated February 5, 1999, except Note 12 dated November 30, 1999, relating to the financial statements of U.S. Technologies Systems, Inc.





                                                BDO SEIDMAN LLP


St. Louis, Missouri
February 10, 2000